                                                                 EXHIBIT m(2)(c)


                                 AMENDMENT NO. 2
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 30, 2001, pursuant to Rule 12b-1 of AIM Equity Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                                AIM EQUITY FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)


                                                       MAXIMUM                MAXIMUM                MAXIMUM
                                                     ASSET-BASED              SERVICE                AGGREGATE
          FUND                                      SALES CHARGE               FEE                     FEE
          ----                                      ------------            ----------               ---------

AIM Aggressive Growth Fund                              0.75%                   0.25%                 1.00%
AIM Basic Value II Fund                                 0.75%                   0.25%                 1.00%
AIM Blue Chip Fund                                      0.75%                   0.25%                 1.00%
AIM Capital Development Fund                            0.75%                   0.25%                 1.00%
AIM Charter Fund                                        0.75%                   0.25%                 1.00%
AIM Constellation Fund                                  0.75%                   0.25%                 1.00%
AIM Core Strategies Fund                                0.75%                   0.25%                 1.00%
AIM Dent Demographic Trends Fund                        0.75%                   0.25%                 1.00%
AIM Emerging Growth Fund                                0.75%                   0.25%                 1.00%
AIM Large Cap Basic Value Fund                          0.75%                   0.25%                 1.00%
AIM Large Cap Core Equity Fund                          0.75%                   0.25%                 1.00%
AIM Large Cap Growth Fund                               0.75%                   0.25%                 1.00%
AIM Mid Cap Growth Fund                                 0.75%                   0.25%                 1.00%
AIM U.S. Growth Fund                                    0.75%                   0.25%                 1.00%
AIM Weingarten Fund                                     0.75%                   0.25%                 1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  August 29, 2002

                                              AIM EQUITY FUNDS
                                              (on behalf of its Class B Shares)


Attest: /s/ LISA A. MOSS                      By: /s/ ROBERT H. GRAHAM
       ------------------------------            ------------------------------
       Assistant Secretary                       President